FOR IMMEDIATE RELEASE:

Journalist/Media Contact:
Michael Binko
Xybernaut Corporation
(703) 631-6925
publicrelations@xybernaut.com

XYBERNAUT(R) ANNOUNCES RECEIPT OF ADDITIONAL NASDAQ NOTIFICATION

FAIRFAX, VA - MAY 2, 2005 -- Xybernaut Corporation (NASDAQ: XYBRE) today announced that on April 26, 2005, it received an additional letter from the Nasdaq staff indicating that the following issues raise significant public interest concerns pursuant to Nasdaq Marketplace Rules 4300 and 4330(a)(3) and are an additional basis for delisting the Company's securities from the Nasdaq SmallCap Market:

1) Investors are currently unable to determine the current or historical financial status of the Company or whether the Company will be able to continue as a going concern.

2) Since the Company currently has no outside auditors, it is impossible to predict when accurate financial statements can be released.

3) Investors currently do not know the complete extent of the Company's internal control failures, or whether appropriate remedial measures have been taken.

4) Neither Edward G. Newman nor Steven S. Newman resigned their Director positions despite a request by the Board that they do so.

An oral hearing to review the Staff's determination is scheduled for May 5, 2005. At that hearing, a Nasdaq Listing Qualifications Panel will also review a previously announced Nasdaq staff determination that because the Company failed to timely file its Annual Report on Form 10-K with Nasdaq and the SEC, the Company does not comply with the requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). In addition, a previously announced Nasdaq staff determination that the bid price of the Company's common stock has closed below the minimum $1.00 per share requirement for the stock's continued listing under Nasdaq Marketplace Rule 4310(c)(4) will be a subject of the hearing. The staff of Nasdaq has informed the Company that it intends to appear and participate at the Company's oral hearing, and has requested that the Company address the above-mentioned concerns.

The Company's securities will continue trading on the Nasdaq SmallCap Market until the Listing Qualifications Panel has reached a decision. There can be no assurance that the Panel will grant the Company's request for continued listing of its securities.

ABOUT XYBERNAUT

Xybernaut Corporation is a leading provider of wearable/mobile computing hardware, software and services, bringing communications and full-function computing power in a hands-free design to people when and where they need it. Headquartered in Fairfax, Virginia, Xybernaut has offices and subsidiaries in Europe (Benelux, Germany, UK) and Asia (Japan, China, Korea).

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Visit the Xybernaut Web site at www.xybernaut.com. Product photos are also available directly from Xybernaut.

Xybernaut and the Xybernaut logo are trademarks or registered trademarks of Xybernaut Corporation in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

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This press release contains forward-looking statements within the meaning of The
Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.